FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported)  January 20, 2015

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-29373	33-0836954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 32963 Calle Perfecto
San Juan Capistrano, California 92675
(Address of principal executive offices and Zip Code)

(949) 234-1999
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to Seychelle Environmental Technologies, Inc., a Nevada corporation and our two wholly-owned subsidiaries, Seychelle Water Technologies, Inc. and Fill 2 Pure International, Inc., also both Nevada corporations.

Item 7.01 Regulation FD Disclosure

On January 20, 2015, we announced information concerning our share buyback program. In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or in the Exchange Act except as may be expressly set forth by specific reference in such a filing.

 Item 8.01 Other Events.

We believe that our common shares are currently undervalued. As a result, our Board of Directors has adopted, effective January 20, 2015, a common share buy-back program to reduce the number of outstanding shares authorizing our management to enter the market to re-purchase up to 1,000,000 of our common shares at such times and market price or prices as management may deem appropriate. This common share buy-back program will be reviewed by our Board on at least a quarterly basis.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description

99.1	News release dated January 20, 2015 concerning our share buyback program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
Date: January 20, 2015	By:	/s/ Dick Parsons
Dick Parsons Chief Executive Officer